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                                                                   EXHIBIT 21.1

                             LIST OF SUBSIDIARIES


Entity                                 Ownership                                        State of Formation
- ------                                 ---------                                        ------------------
Superior Consultant Company, Inc.      Superior Consultant Holdings Corporation         Michigan


UNITIVE Corporation                    Superior Consultant Holdings Corporation         Michigan

